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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549



                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


               DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

                               DECEMBER 19, 1997

                              EXCO RESOURCES, INC.



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
    STATE OF TEXAS                         0-9204                                74-1492779
(STATE OF ORGANIZATION)             (COMMISSION FILE NO.)             (IRS EMPLOYER IDENTIFICATION NO.)


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                              5735 PINELAND DRIVE
                                   SUITE 235
                              DALLAS, TEXAS 75231
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (214) 368-2084

                                   NO CHANGE

                         9400 NORTH CENTRAL EXPRESSWAY
                                   SUITE 1209
                              DALLAS, TEXAS 75231

         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


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ITEM 1.           CHANGE IN CONTROL OF THE REGISTRANT

         On December 19, 1997, Douglas H. Miller, an individual residing in Dallas, Texas ("MILLER"), purchased (the "PURCHASE") 413,423 shares of Common Stock, par value $0.01 per share (the "COMMON STOCK"), of EXCO Resources, Inc., a Texas corporation ("EXCO"). Miller is now the beneficial owner of approximately 51% of the Common Stock of EXCO.

         The Purchase was effected pursuant to the terms of a Stock Option Agreement first dated December 8, 1997 among Miller, on the one hand, and Richard D. Collins, Dave Fitzgerald, Inc., David N. Fitzgerald, Francis C. Fitzgerald, W.R. Granberry, Glenn L. Seitz, Suzanne F. Bobo, J.A. Dinger, John
A. Schlensker, Donald C. Thomas, Jr. and R. Scott Collins (collectively, the "SELLERS"), on the other (the "OPTION AGREEMENT"). In connection with the Purchase, Miller paid the Sellers an aggregate of approximately $1,240,269 in cash from personal funds.

         The Sellers included members of EXCO's management and certain affiliates. The consideration paid by Miller in connection with the Purchase was determined by arms' length negotiations between Miller and the Sellers.

         On December 18, 1997, Miller exercised his option to purchase the shares. On December 19, 1997, Miller executed a Stock Purchase Agreement among Miller, on the one hand, and certain Sellers, on the other (the "PURCHASE AGREEMENT"). Pursuant to the terms of the Option Agreement and the Purchase Agreement, the Purchase was consummated December 19, 1997.

         In addition, on December 19, 1997, the Board of Directors of EXCO held a meeting at which time the resignations of various officers and directors of EXCO were tendered and accepted. The Board appointed Miller as a Director and then elected him Chairman and Chief Executive Officer of EXCO. The Board also appointed Mr. T.W. Eubank to the Board of Directors and elected him President, Treasurer and Chief Financial Officer of EXCO. Mr. Dave N. Fitzgerald resigned as Chairman of the Board of EXCO, Mr. Charles W. Gleeson resigned as President and Chief Executive Officer of EXCO, Mr. Glenn L. Seitz resigned as a Director and Treasurer of EXCO, Mr. Richard D. Collins resigned as a Director and Secretary of EXCO and Mr. William R. Granberry resigned as a Director of EXCO. Mr. Richard Miller was elected Secretary of EXCO. Mr. Fitzgerald and Gleeson will remain as Directors of EXCO. It is anticipated that the vacancy on the Board will be filled as soon as possible by a designee of Miller.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     EXCO RESOURCES, INC.



                                     By: /s/ Douglas H. Miller
                                        ----------------------------------------
                                     Name: DOUGLAS H. MILLER
                                          --------------------------------------
                                     Title: Chairman and Chief Executive Officer
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